Exhibit 99.1
Constant Contact Appoints Interim Chief Financial Officer
WALTHAM, MA – March 23, 2010 – Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, event marketing and online survey tools, today announced the appointment of Bob Nault to the position of interim chief financial officer. Nault, who is presently serving as Constant Contact’s vice president and general counsel, will become the interim CFO effective March 31.
“The search for a permanent chief financial officer is progressing nicely,” said Gail Goodman, CEO of Constant Contact. “We have seen a number of high-quality candidates and we are optimistic that we will complete the search process in the near term. In the meantime, Bob’s senior executive experience makes him a great choice to lead the finance, accounting and investor relations organizations. The strength and depth of our overall management team provides us with great confidence that the transition process will continue to run smoothly.”
Mr. Nault has over 15 years of executive leadership experience. Prior to joining Constant Contact, he served as senior vice president and general counsel at RSA Security Inc., a publicly traded provider of e-security technology solutions. In addition to serving as general counsel at other technology companies, he also served as senior vice president and general counsel at The Pioneer Group, Inc., a global investment management firm, and was a member of the corporate department at Wilmer Cutler Pickering Hale and Dorr LLP (formerly Hale and Dorr LLP).
About Constant Contact, Inc.
With more than 350,000 customers, Constant Contact, Inc. is a leading provider of email marketing, event marketing, and online surveys for small businesses, nonprofits, and member associations. Founded in 1995, Constant Contact helps small organizations grow stronger customer relationships by delivering professional, low cost, easy-to-use online tools backed with award-winning support, education and personal coaching. Constant Contact is a publicly traded company (Nasdaq: CTCT) with offices located in Waltham, Mass.; Loveland, Colo.; and Delray, Fla. To learn more, please visit www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, the Company’s ongoing search for a permanent CFO. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Christopher Nahil	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-8134	(339) 222-5740
mailto:cnahil@constantcontact.com	jsisitsky@constantcontact.com